Exhibit (a)(5)(Q)

“WIN-WIN”

No reason to hesitate to unblock PT’s articles of Association

Voting in favour of unblocking PT’s articles of association is the only way of creating the opportunity for shareholders to be able to decide in the market whether or not they want to accept Sonaecom’s offer.

Between the 2nd of March and the end of the offer period, the option to sell or not will be yours alone. During this period, you will be protected from any turbulence that may affect the stock market.

Voting in favour is the only way of ensuring this offer truly represents a win-win situation, where everyone wins. Those wishing to secure significant added value in the short term win, as do those wishing to remain in PT and make a long-term bet.

If you unblock the articles of association and decide to sell your shares, you win. If you unblock the articles of association and then decide not to sell your shares, you win as well.

Good deals are those where everyone wins.

If you unblock the articles of association and sell your shares, you will make 10.50€ per share, in cash.

You will be sure to be selling at a value that is significantly above PT share values for the last few years. Significantly above the average PT value, according to independent analysts. Significantly above comparable transaction values within this sector.

If you unblock the articles of association and then decide not to sell, you know of Sonaecom’s commitment to pay you a minimum of 5.1€ per share by 2010, in dividends, besides keeping your shares.

Voting in favour of unblocking the articles of association is also the only responsible action to make, compatible with good practices and fundamental Corporate Governance principles1.

Vote calmly, since if unblocking of the articles of association is approved, you will always have the opportunity to decide whether or not to sell.

Therefore, vote without hesitating in favour of unblocking PT’s articles of association at the next General Meeting of Shareholders.

Voting at the General Meeting of Shareholders to unblock PT’s articles of association is making sure you win.

1. Princípio "One Share One Vote" in Hermes Corporate Governance Principles, in OECD Principles of Corporate Governance, in European Corporate Governance Service Limited e in ISS General Recommendation.

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"Win-win"

Não há porque hesitar na desblindagem dos estatutos da PT

Votar a favor da desblindagem dos estatutos da PT é a única forma de criar a oportunidade de poder decidir, no mercado, se quer ou não aceitar a oferta da Sonaecom.

Entre o dia 2 de Março e o fim do período da oferta, a opção de vender ou não vender será só sua. E nesse período ficará protegido de quaisquer turbulências que afectem o mercado de capitais.

O voto a favor é a única forma de garantir que a oferta é verdadeiramente win win e que todos ganham. Ganham os que querem garantir mais valias consideráveis no curto prazo e ganham aqueles que porventura consideram permanecer na PT e fazer uma aposta de longo prazo.

Se desblindar e decidir vender as suas acções, ganha. Se desblindar e depois decidir não vender, ganha também.

Os bons negócios são aqueles onde todos ganham.

Se desblindar e vender, ganha já em dinheiro 10,50€ por cada acção.

Tem a certeza de estar a vender a um valor significativamente acima das cotações da PT nos últimos anos. Significativamente acima do valor médio da PT, atribuído por analistas independentes. Significativamente superior ao valor de transacções comparáveis neste sector.

Se desblindar e depois decidir não vender, para além de manter as suas acções, conhece o compromisso da Sonaecom de lhe atribuir até 2010, um valor que no mínimo é de 5,1€ por acção, em dividendos.

Votar a favor da desblindagem dos estatutos é ainda a única acção responsável, compatível com as boas prácticas e os princípios fundamentais de Corporate Governance1.

Vote descansado, porque sendo aprovada a desblindagem dos estatutos ganhará sempre a possibilidade de vender ou não.

Vote por isso sem hesitar, a favor da desblindagem dos estatutos da PT na próxima Assembleia Geral.

Votar na Assembleia Geral para desblindar os estatutos da PT é ter a certeza de que ganha.

1. Princípio "One Share One Vote" in Hermes Corporate Governance Principles, in OECD Principles of Corporate Governance, in European Corporate Governance Service Limited e in ISS General Recommendation.

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IMPORTANT NOTICE

This document relates to the tender offer being made in Portugal (the “Portuguese Offer”) by Sonaecom, SGPS, S.A. (“Sonaecom”) and Sonaecom, B.V. for all ordinary shares and class A shares of Portugal Telecom, SGPS, S.A. (“PT”). The Portuguese Offer is made solely by a prospectus containing and setting out the terms and conditions of the Portuguese Offer (the “Portuguese Prospectus”). PT investors and security holders are urged to read the Portuguese Prospectus regarding the tender offer for PT in Portugal, because it contains important information. The Portuguese Prospectus and certain complementary documentation have been filed in Portugal with the Portuguese Securities Market Commission (Comissão do Mercado de Valores Mobiliários) (the “CMVM”). Free copies of the Portuguese Prospectus are available on the CMVM’s website at www.cmvm.pt. The Portuguese Prospectus is also available from Sonaecom on its website at www.sonae.com. Copies of the Portuguese Prospectus will not be mailed or otherwise distributed in or sent into or made available in the United States.

U.S. persons who hold ordinary shares of PT and holders of American Depositary Shares of PT wherever located may participate the tender offer by Sonae, SGPS, S.A. (“Sonae”), Sonaecom, and Sonaecom, B.V. (together with Sonae and Sonaecom, the “Purchasers”), for PT shares being conducted in the United States. The Purchasers have filed with the United States Securities and Exchange Commission (the “SEC”) a statement on Schedule TO, which includes an offer to purchase and related offer materials for all ordinary shares held by U.S. persons and for PT ADSs held by holders wherever located (collectively, the “Tender Offer Statement”). PT has filed a Solicitation/ Recommendation Statement on form Schedule 14D-9 with the SEC. U.S. persons who hold ordinary shares of PT and holders of American Depositary Shares of PT wherever located are advised to read the Tender Offer Statement and the Solicitation/Recommendation Statement because they contain important information. U.S. INVESTORS AND U.S. HOLDERS OF PT SECURITIES AND ALL HOLDERS OF ADSs ARE URGED TO READ THE OFFER TO PURCHASE, THE STATEMENT ON SCHEDULE TO, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS AND SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain free copies of the offer to purchase and related offer materials and the statement on Schedule TO, as well as other relevant documents filed with the SEC, at the SEC’s website at www.sec.gov. The offer to purchase and other transaction-related documents are being mailed to holders of PT securities eligible to participate in the U.S. offer and additional copies may be obtained for free from Innisfree M&A Incorporated, the information agent: 501 Madison Avenue, 20th Floor, New York, New York 10022, Toll Free (888) 750-5834, Banks and Brokers Call Collect (212) 750-5833.

This document does not constitute an invitation to sell or an offer to buy any securities or a solicitation of any vote or approval.

This document may contain forward-looking information and statements about Sonae, Sonaecom, PT or their combined businesses after completion of the proposed U.S. and Portuguese offers, based on the Purchasers’ current expectations or beliefs. Forward-looking statements are statements that are not historical facts. These forward-looking statements may relate to, among other things: management strategies; synergies and cost savings; future operations, products and services; integration of the businesses; market position; planned asset disposal and capital expenditures; net debt levels and EBITDA; and earnings per share growth, dividend policy and timing and benefits of the offer and the combined company. These forward-looking statements are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forwarding-looking statements, including, but not limited to, changes in regulation, the telecommunications industry and economic conditions; the ability to integrate the businesses; obtaining any applicable governmental approvals and complying with any conditions related thereto; costs relating to the offer and the integration; litigation; and the effects of competition. Forward-looking statements may be identified by words such as “believes,” “expects,” “anticipates,” “projects,” “intends,” “should,” “seeks,” “estimates,” “future” or similar expressions. Although these statements reflect our current expectations, which we believe are reasonable, investors and PT shareholders are cautioned that forward-looking information and statements are subject to various risks and uncertainties, many of which are difficult to predict and generally beyond our control, that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. You are cautioned not to put undue reliance on any forward-looking information or statements. We do not undertake any obligation to update any forward-looking information or statements.

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